                                                                    EXHIBIT 10.5


        The payments, rights and remedies hereunder are subject to that certain Intercreditor and Subordination Agreement, dated as of
              June 13, 1996 between First Aviation Services, Inc.,
         Canpartners Investments IV, LLC, and Fleet Capital Corporation


                               FIRST AMENDMENT TO
                         LOAN AND SECURITY AGREEMENT OF
                         NATIONAL AIRMOTIVE CORPORATION


     FIRST AMENDMENT (the "Amendment") dated June 13, 1996 between Canpartners Investments IV, LLC, a California limited liability company, as Lender (the "Lender"), and National Airmotive Corporation, a California corporation, as Borrower (the "Borrower") to the Loan and Security Agreement dated as of June 1, 1995 between the Lender, as assignee of Canpartners Investments III, L.P., a California limited partnership, and the Borrower.

     PRELIMINARY STATEMENTS:

     (1) Pursuant to that certain Loan and Security Agreement dated as of June 1, 1995 (the "Loan Agreement"), Canpartners Investments III, L.P. made a loan to Borrower in the original principal amount of Three Million Dollars ($3,000,000) (the "Loan"). Canpartners Investments III, L.P. has assigned its rights and obligations under the Loan Agreement and all documents entered into in connection with the Loan to the Lender.

     (2) The Loan is (a) evidenced by a Promissory Note duly executed and delivered by the Borrower to the Lender, (b) secured by the Collateral, and (c) to be repaid, together with interest and other amounts, in accordance with the Loan Agreement, the Promissory Note and the other Financing Agreements.

     (3) On the same date as the Loan Agreement was entered into and the Loan was made, the Borrower entered into a Loan and Security Agreement with Congress Financial Corporation (Western) ("Congress") for a credit facility in the total amount of $30 million, secured by the collateral provided for in such loan agreement, to finance the acquisition of the Borrower and to provide working capital for the Borrower.

     (4) The Lender, First Aviation Services, Inc. and Congress also entered into an Intercreditor and Subordination Agreement dated June 1, 1995 in connection with the Loan and the Borrower's credit facility with Congress.

     (5) The Borrower desires to terminate the credit facility with Congress and to replace it with a new credit facility from Fleet Capital Corporation ("Fleet") in the maximum amount of $40 million. In connection with such refinancing, Borrower has requested that Lender (a) consent to the Fleet credit facility and the subordination of the Loan to the Fleet credit facility and (b) agree to make certain modifications to the Loan Agreement and the Loan



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
and to reduce the number of warrants to purchase shares of common stock of the Borrower held by the Lender. The Lender is willing to grant such consents and to make such modifications and reductions in exchange for a current reduction in the amount of the Loan and other modifications to the terms of the Loan.

     (6) Capitalized terms used in this Amendment without definition shall have the meanings prescribed for such terms in the Loan Agreement.


                                   ARTICLE I

                        AMENDMENTS TO THE LOAN AGREEMENT

     Subject to the satisfaction of the conditions precedent set forth in
Article III hereof and effective as of the date thereof, the Lender and the Borrower agree that the Loan Agreement shall be amended as provided herein.

     SECTION 1.1 AMENDMENTS TO SECTION 1. The following amendments shall be made to Section 1 of the Loan Agreement:

          (a) The definition of "Capital Expenditures" in Section 1.5 of the Loan Agreement is hereby amended in its entirety to read as follows:

          "'Capital Expenditures' shall mean cash expenditures made or liabilities incurred under the Fleet Financing Agreements for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which are capital assets as determined in accordance with GAAP."

          (b) The definition of "Congress" in Section 1.10 of the Loan Agreement is hereby deleted. The following definition of "Fleet" is hereby added and shall replace for all purposes the term "Congress" in each instance in the Loan Agreement where the term "Congress" formerly was used:

          "'Fleet' shall mean Fleet Capital Corporation, the lender on the Fleet Financing Agreements."

          (c) The definition of "Congress Financing Agreements" in Section 1.11 of the Loan Agreement is hereby deleted. The following definition of "Fleet Financing Agreements" is hereby added and shall replace for all purposes the term "Congress Financing Agreements" in each instance in the Loan Agreement where the term "Congress Financing Agreements" formerly was used:




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
         "'Fleet Financing Agreements' shall mean the Loan and Security Agreement dated June ___, 1996 between Fleet and the Borrower and related agreements, pursuant to which Fleet will make certain revolving and term loans and other financing arrangements with a maximum total credit amount of $40,000,000, secured by the collateral provided in such agreements."

         (d)   The definition of "Consolidated Cash Interest Expense" in Section
     1.12 of the Loan Agreement shall be deleted and shall be replaced by the following definition of "Interest Expense":

         "'Interest Expense' shall mean, with respect to any fiscal period, the interest expense incurred for such period as determined in accordance with GAAP plus any letter of credit fees and fees for LC Guaranties (as defined in the Fleet Financing Agreements) provided by Fleet."

         (e) The definition of "EBITDA" in Section 1.13 of the Loan Agreement is hereby amended in its entirety to read as follows:

         "'EBITDA' shall mean, with respect to any fiscal period, the net earnings (or loss) before interest expense, provision for income taxes, depreciation, and amortization expense for such fiscal period of the Borrower, as determined in accordance with GAAP and as reflected on the financial statements and certificates of the Borrower supplied to the Lender pursuant to Section 9.6 hereof, but excluding non-recurring transaction costs incurred in connection with the negotiation, execution and delivery of the Fleet Financing Agreements and the Amendment."

         (f) The definition of "Excess Availability" in Section 1.19 of the Loan Agreement is hereby deleted.

         (g) The definition of "Excess Cash Flow" in Section 1.20 of the Loan Agreement is hereby deleted.

         (h) The definition of "Quarterly Determination Date" in Section 1.37 of the Loan Agreement is hereby deleted.

         (i) The definition of "Subordination Agreement" in Section 1.39 of the Loan Agreement shall be amended in its entirety to read as follows:

         "'Subordination Agreement' shall mean that certain Intercreditor and Subordination Agreement among Fleet, Lender and Parent and acknowledged by Borrower dated June ___, 1996 providing for the respective priorities between the Obligations, the obligations under the Fleet Financing Agreements and the Preferred Stock."



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

         (j)   The definitions of the following terms shall be added to
     Section 1:

         "'Amendment' shall mean the First Amendment dated June ___, 1996 between the Lender and the Borrower amending the Loan Agreement as set forth therein."

         "'Distributions' shall mean and include with respect to any corporation
         (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of securities unless made contemporaneously from the net proceeds of the sale of securities."

         "'Fixed Charge Coverage Ratio' shall mean the ratio of EBITDA minus Capital Expenditures divided by the sum of Interest Expense plus scheduled repayment of unpaid principal for the relevant period as required by the Fleet Financing Agreements and the Loan Agreement plus the actual cash income taxes (other than cash payments of income taxes accrued through April 30, 1996 for the period from June 1, 1995 through April 30, 1996) for such fiscal period of the Borrower plus Distributions in respect of the Preferred Stock, as determined in accordance with GAAP and as reflected on the financial statements and certificates of the Borrower supplied to the Lender pursuant to Section
         9.6 hereof."

         "'Net Worth' shall mean, with respect to any fiscal period, the Borrower's net worth as determined in accordance with GAAP and as reflected in the financial statements and certificates supplied to the Lender pursuant to Section 9.6 hereof."

     SECTION 1.2 AMENDMENTS TO SECTION 2. The following amendments shall be made to Section 2 of the Loan Agreement:

         (a) The first sentence of Section 2.1 shall be amended to read as follows:

         "Lender has made a Loan to Borrower in the original principal amount of Three Million Dollars ($3,000,000.00), a portion of which has been or will be satisfied by the payment of One Million Dollars ($1,000,000.00) on the date of the Amendment, leaving a remaining principal amount of Two Million Dollars ($2,000,000.00)."




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
         (b)   Section 2.2 is amended in its entirety to read as follows:

         "2.2 Mandatory Quarterly Repayments of Principal. Borrower shall make mandatory repayments of principal in the amount of $125,000.00 per quarter, payable on the earlier of (a) the sixth Business Day after receipt by Fleet of the quarterly unaudited financial statements for the applicable fiscal quarter and the compliance certificate pursuant to Section 8.1.3 of the Fleet Financing Agreements and (b) the thirtieth day after the end of each such fiscal quarter."

         (c)   Section 2.3 is amended in its entirety to read as follows:

         "2.3 Optional Prepayments of Principal. The Borrower may prepay all, but not less than all, of the aggregate outstanding principal at any time prior to maturity in cash at the following premium (expressed in percentages of principal amount), plus accrued and unpaid interest thereon through the applicable prepayment date, plus any unpaid expenses payable by the Borrower pursuant to the terms hereof if such optional prepayment is made during the twelve-month-period beginning on June 13 of the years indicated below:

                            Year                    Percentage
                            ----                    ----------
                            1996                      103.5%
                            1997                      102.5%
                            1998                      101.5%

         The Borrower agrees that such prepayment premium shall be presumed to be for the amount of damages sustained by Lender as a result of such early payment and the Borrower agrees that it is reasonable under the circumstances currently existing. The prepayment premium provided for in this Section 2.3 shall be deemed included in the Obligations."

         (d)   Section 2.4 is amended in its entirety to read as follows:

         "2.4 Maturity. The balance of principal, together with any and all accrued interest thereon, shall be paid in full in cash on June 13, 1999, being the third anniversary of the date of this Amendment."




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
     SECTION 1.3 AMENDMENTS TO SECTION 9. The following amendments shall be made to Section 9 of the Loan Agreement:

         (a) Section 9.6(b) is amended to remove the requirement to provide calculations of "Excess Availability" and as amended shall read as follows:

                "(b)  Borrower shall furnish or cause to be furnished to the
         Lender: (i) within twenty (20) days after the end of each fiscal quarter of each fiscal year during the term of this Agreement, a certificate of a senior financial officer of the Borrower, which certificate shall set forth (in reasonable detail) the calculations provided for in Section 9.13 and Section 9.14; and (ii) within ninety
         (90) days after the end of each fiscal year during the term of this Agreement, a certificate of a senior financial officer of the Borrower, which certificate shall set forth (in reasonable detail) the calculations provided for in Section 9.13 and Section 9.14 and the amount of Capital Expenditures for such fiscal year."

         (b) Section 9.13 of the Loan Agreement, "Inventory Turnover," is deleted in its entirety and amended by the replacement of Section 9.13 with the following:

         "9.13 Minimum Net Worth. The Borrower shall maintain at all times Net Worth of not less than the amount shown below for the period corresponding thereto:

                         Period                               Amount
                         ------                             ----------

         May 1, 1996 through July 31, 1996                  $3,200,000

         August 1, 1996 through October 31, 1996            $3,700,000

         November 1, 1996 through January 31, 1997          $4,200,000

         February 1, 1997 through April 30, 1997            $4,500,000

         In each subsequent fiscal quarter thereafter       $4,500,000"




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
         (c)   Section 9.14 is amended in its entirety to read as follows:

         "9.14 Fixed Charge Coverage Ratio. The Borrower shall achieve a Fixed Charge Coverage Ratio for each fiscal quarter of not less than the ratio shown below for the period corresponding thereto:

                             Period                                 Amount
                             ------                              ------------
               May 1, 1996 through July 31, 1996                 0.95 to 1.00

               August 1, 1996 through October 31, 1996           0.95 to 1.00

               November 1, 1996 through January 31, 1997         1.00 to 1.00

               In each subsequent fiscal quarter thereafter      1.00 to 1.00"

         (d)   Section 9.15 is deleted in its entirety.

         (e)   Section 9.16 is amended in its entirety to read as follows:

         "9.16 Capital Expenditures. The Borrower shall not make Capital Expenditures (including without limitation, by way of Capital Leases) which, in the aggregate, exceed $2,500,000 during any fiscal year of the Borrower."


                                   ARTICLE II

                       AMENDMENTS TO THE PROMISSORY NOTE

    Subject to the satisfaction of the conditions precedent set forth in Article III hereof and effective as of the date thereof, the Lender and the Borrower agree that the Promissory Note dated June 1, 1995 from the Borrower to the Lender executed in connection with the Loan Agreement shall be amended as provided in this Article II so that such Promissory Note remains consistent with the Loan Agreement, as amended by this Amendment.

     2.1  AMENDMENT TO PARAGRAPH 1.   Paragraph 1 of the Promissory Note is
hereby amended to reflect the repayment of $1,000,000.00 in principal on the Loan, such that the aggregate outstanding principal on the Loan shall be $2,000,000.00.




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
    2.1 AMENDMENT TO PARAGRAPH 2. Paragraph 2 of the Promissory Note is amended in its entirety to read as follows:

         "2.   Mandatory repayments of principal shall be made quarterly as set forth in the Loan Agreement. The entire remaining balance of principal, together with any and all accrued interest thereon shall be paid in full in cash on June 13, 1999 (the "Maturity Date")."

    2.2 AMENDMENT TO PARAGRAPH 3. Paragraph 3 of the Promissory Note is amended in its entirety to read as follows:

         "3.   Debtor may prepay all, but not less than all, of the aggregate outstanding principal at any time prior to the Maturity Date in cash at the following premium (expressed in percentages of principal amount), plus accrued and unpaid interest thereon through the applicable prepayment date, plus any unpaid expenses payable by Debtor pursuant to the terms of the Loan Agreement, if such optional prepayment is made during the twelve-month-period beginning on June 13 of the years indicated below:

                             Year                Percentage
                             ----                ----------
                             1996                  103.5%
                             1997                  102.5%
                             1998                  101.5%"


                                  ARTICLE III

                              CONDITIONS PRECEDENT

    Article I and Article II of this Amendment shall become effective when, and only when, the Lender and the Borrower shall have executed and delivered this Amendment, and all of the following actions shall have occurred or such documents or payments shall have been received by the Lender, as applicable.

    3.1 CLOSING FEE. The Borrower shall have paid to the Lender as a closing fee for the Amendment an amount equal to $65,000.00, which closing fee shall be in addition to, and not in lieu of, interest, compensation, expense reimbursements, indemnification and other Obligations under the Loan Agreement. Such fee shall be fully earned and nonrefundable when paid.

    3.2 DOCUMENTS. The Lender shall have received, in form and substance satisfactory to the Lender:

         (a) Evidence, including copies thereof, that the Congress Financing Agreements have been terminated and Congress has been paid in full all amounts owed under the Congress Financing Agreements and all security interests and liens granted thereunder have been released.

         (b) Evidence, including copies thereof, that the Fleet Financing Agreements have been executed and delivered by all parties thereto and become effective in accordance with their terms and the initial loans and financing arrangements to be made thereunder have been made prior to or contemporaneously with the execution of this Amendment.




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         (c)   Certified copies of all documents evidencing any necessary corporate actions with respect to this Amendment and the consummation of the transactions contemplated hereby.

         (d) A certificate of the Secretary of the Borrower, certifying the name and true signature of the officers of the Borrower authorized to sign this Amendment and the other documents to be delivered hereunder on behalf of the Borrower.

         (e) A certificate signed by a duly authorized officer of the Borrower stating that, except for those matters disclosed on Schedule I hereto and to extent specified thereon, the representations and warranties contained in Section 8 of the Loan Agreement and Article IV of this Amendment are correct on and as of the date of this Amendment.

         (f) A copy of the permit issued by the California Department of Corporations pursuant to Section 25121 of the California Corporate Securities Law of 1968, as amended, to qualify the modification of the promissory note in connection with this Amendment, certified as a true and correct copy by a duly authorized officer of the Borrower.

         (g) An opinion of counsel to the Borrower, in form and substance satisfactory to the Lender, with respect to the Fleet Financing Agreements, the Amendment, the Financing Agreements as amended by the Amendment, and the continuing validity of the security interests and liens of the Lender with respect to the Collateral and such other matters as the Lender may request.

         (h) Certified copies of the Articles of Incorporation of the Borrower, a certificate of good standing issued by the California Department of Corporations, and a certificate of good standing in each other state in which the Borrower conducts business in which the nature of the business conducted requires the qualification to do business in such state. Copies of the Bylaws of the Borrower certified by a duly authorized officer of the Borrower.

         (i) Evidence, including a copy thereof, that the Subordination Agreement, as acknowledged and agreed to by the Borrower, providing for the subordination and permitted repayment of indebtedness and related matters, has been duly authorized, executed and delivered by the parties thereto and become effective in accordance with its terms.

     3.3 MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred in the assets, business or prospects of the Borrower since the date of the Loan Agreement.



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
     3.4 EXECUTION AND DELIVERY OF AMENDMENT. This Amendment and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to the Lender, in form and substance satisfactory to the Lender.

     3.5 REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Amendment shall be true and correct in all material respects.

     3.6 NO EVENT OF DEFAULT. Upon giving effect to this Amendment, no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of this Amendment.

     3.7 REIMBURSEMENT OF EXPENSES. The Borrower shall have reimbursed the Lender for all of its actual and reasonable out of pocket costs and expenses incurred prior to the date of this Amendment in connection with the negotiation, documentation and any related filings related to the Amendment, including but not limited to all attorneys and other consultant fees and expenses, and paid the Lender all of the fees due under this Amendment and the Shareholders Agreement.

     3.8 PAYMENT OF PRINCIPAL. The Borrower shall have paid the Lender $1,000,000 in prepayment of principal under the Loan in conjunction with this Amendment.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     4.1 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants as follows:

         (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of California and is duly qualified to do business in, and is in good standing under the laws of, all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral.

         (b) The execution, delivery and performance by the Borrower of this Amendment, and the performance by the Borrower of the Loan Agreement and the Promissory Note, as each is amended by this Amendment, and the other transactions contemplated hereby are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, do not
     (i) contravene the Borrower's certificate of incorporation or bylaws, (ii) contravene any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result




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     in breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower or any of its property, or (iv) result in or require the creation of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance or preferential arrangement of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

         (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower or this Amendment, for the performance of the Loan Agreement and the Promissory Note as each is amended by this Amendment or the other transactions contemplated hereby, except for the receipt of a permit from the California Department of Corporations, which has been duly obtained and is in full force and effect.

         (e) There is no pending or threatened action, investigation or proceeding before any court, governmental agency or arbitrator, against or affecting the Borrower which purports to affect the legality, validity or enforceability of this Amendment or the Loan Agreement or the Promissory Note, as each is amended hereby, or which may materially adversely affect the ability of the Borrower to perform its obligations under this Amendment or the Loan Agreement or the Promissory Note as each is amended hereby.

         (f) Except for those matters disclosed on Schedule I hereto relating to additional business locations, subsidiaries, liens, litigation and environmental compliance, guaranties and trade names, the representations and warranties set forth in Section 8 of the Loan Agreement are true and correct as of the date of this Amendment.



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
                                   ARTICLE V

                                    GENERAL

     5.1  REFERENCE TO AND EFFECT ON THE LOAN AGREEMENT.

          (a) Upon the effectiveness of Article I of this Amendment, on and after the date thereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Amendment.

          (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any default or any other right, power or remedy of the Lender under the Loan Agreement nor constitute a waiver of any provision of the Loan Agreement, except to the extent specified in
     Article I above.

     5.2  GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER.

          (a) The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California (without giving effect to principles of conflicts of law other than those contained in California Civil Code Section 1646.5).

          (b) The Borrower and the Lender irrevocably consent and submit to the non-exclusive jurisdiction of any State or Federal court located within the County of Los Angeles, State of California, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Amendment or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Amendment or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that the Lender shall have the right to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction which the Lender reasonably deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against the Borrower or its property).

          (c) The Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at the Lender's option, by service upon the Borrower in any other manner provided under the rules of any such courts.

          (d) THE BORROWER AND THE LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AMENDMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AMENDMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE BORROWER AND THE LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE BORROWER OR THE LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AMENDMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (e) The Lender shall not have any liability to the Borrower (whether in tort, contract, equity or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Amendment, or any act, omission or event occurring in connection herewith, unless the losses were the result of acts or omissions constituting gross negligence or willful misconduct.

     5.3. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

     5.4. CAPTIONS. The captions of the Sections of this Amendment have been inserted for convenience only and shall have no substantive effect.

     5.5. INTEGRATION. THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AS TO THE SUBJECT MATTER OF THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day, month and year first above written.

                                         BORROWER:

                                         NATIONAL AIRMOTIVE CORPORATION,
                                         a California Corporation

                                         By:
                                                 -----------------------------
                                         Title:
                                                 -----------------------------


                                         Address of Chief Executive Office:

                                         7200 Lockheed Street
                                         Oakland, California  94621-4504


                                         LENDER:


                                         CANPARTNERS INVESTMENTS IV, LLC,
                                         a California limited liability company



                                         By:
                                                 -----------------------------
                                         Title:
                                                 -----------------------------

                                         Address:

                                         9665 Wilshire Boulevard, Suite 200
                                         Beverly Hills, California 90212




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